 RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this 12th day of December 2011 (the “Grant Date”), by and between DNB Financial Corporation (“Holding Company”) and William S. Latoff (“Grantee”).

Background:

Grantee is a valued employee or director of the Holding Company and/or DNB First, National Association (the “Bank”) (the Holding Company and the Bank are collectively referred to herein as the “Company”).  The Holding Company’s Board of Directors adopted the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan on November 24, 2004 (“Plan”).  As additional compensation for Grantee’s past and future services to the Company, and to induce the Grantee to continue Grantee’s efforts to enhance the value of the Company for shareholders, generally, the Company wishes to conditionally transfer rights to receive shares of Common Stock of the Holding Company to Grantee pursuant to the terms of the Plan, subject to the additional terms and conditions of this Agreement.

NOW, THEREFORE, the Company and Grantee hereby agree as follows, intending to be legally bound:

1. Subject to and as soon as practicable following the satisfaction of the vesting condition set forth in Paragraph 2, below, the Company agrees to transfer to Grantee on the “Vesting Date” (defined below) fifteen thousand (15,000) shares of the Holding Company’s common stock, par value $1.00 per share (“Award Shares”), minus that number of Award Shares, if any, required to pay taxes as more fully described in Paragraph 3, below (such shares actually transferred to Grantee are sometimes hereinafter referred to as “Transferred Shares”), subject to the transfer restrictions in this Agreement and the Plan.  The number of Award Shares is subject to adjustment as provided in Section 10.1 of the Plan.

2. Grantee shall first be entitled to the Award Shares on a date (the “Vesting Date”) that shall be the earlier of (1) the Fourth (4th) anniversary of the Grant Date, (2) the date of Grantee’s death, (3) Grantee’s termination of employment on account of disability, (4) the date on which a “Change in Control” (as hereinafter defined) of the Company first occurs, (5) the Company’s termination of Grantee’s employment other than for “Cause” (defined below), or (6) the Grantee’s retirement from the Company on or after the Second (2nd) anniversary of the Grant Date, subject to such further terms and conditions of the Plan as may be applicable.  If Grantee’s employment terminates for any reason prior to the Vesting Date, this Agreement shall automatically terminate, the Grantee shall forfeit all rights hereunder, and no shares of common stock or other consideration shall be transferred to Grantee pursuant to this Agreement.

“Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that a “Change in Control” shall nevertheless be deemed to have occurred if either (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the Grant Date), other than the Company or any "person" who on the date hereof is a director of officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Termination for “Cause” shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of Holding Company’s or Bank’s affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by Grantee of his duties, or material breach of any material provision of this Agreement. For this purpose, no act, or failure to act on Grantee’s part shall be considered “willful” unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Grantee in reliance upon an approving opinion of counsel to the Company or counsel to the Grantee shall not be deemed to be willful. The terms “incompetence” and “misconduct” shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Grantee and the standards prevailing in the banking industry.

3. At Grantee’s written election, to be provided in writing to the Company on or prior to the Vesting Date together with the cash necessary for such payment, Grantee shall pay to the Company in cash an amount sufficient to fund all of the Federal, state and local taxes the Company may be required to withhold with respect to the Award Shares.  To the extent that the Grantee shall not so have elected and paid the necessary amount on or prior to the Vesting Date, the Company may reduce the Award Shares by that number of shares having an aggregate Fair Market Value, as of the Vesting Date, equal to the aggregate amount of Federal, state and local taxes required to be withheld with respect to the Award Shares.

4. Grantee shall not sell, assign, pledge, gift, encumber or otherwise alienate or dispose of any of the Transferred Shares for one (1) year from the Vesting Date.  Each certificate for the Transferred Shares shall bear the following legend:

“Sale, assignment, pledge, gift, encumbrance or other alienation or disposition of the shares represented by this certificate may be restricted as provided under applicable federal and state securities laws, and are also restricted and prohibited for one year following the “Vesting Date” as defined in that Restricted Stock Award Agreement dated December 12, 2011, between DNB Financial Corporation and William S. Latoff, and as may be further restricted pursuant to the provisions of the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan approved on November 24, 2004, each of which may be examined at the principal office of the Company, and any subsequent transfer is subject to the terms and conditions of such Agreement and Plan.”

5. As a condition to any transfer, encumbrance or other alienation of any of the Transferred Shares, Grantee shall provide the Company and/or any transfer agent or broker upon request with such certifications, legal opinions and other documents as they may request with respect to applicable securities and tax laws.

6. Nothing in this Agreement confers on Grantee any right to continue as an employee or director of the Company or any affiliate or interfere with or restrict in any way the rights of the Company or its affiliates to terminate Grantee’s employment or other Service at any time.

7. Transfer of rights under this Agreement are further restricted as provided in the Plan.  Grantee acknowledges receipt of a copy of the Plan, which is incorporated into this Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the respective meanings, if any, assigned to such terms in the Plan.  This Agreement is an “Award Agreement” under the Plan.

8. This Agreement is governed by the internal laws of Pennsylvania, without giving effect to the choice of law or conflict of laws principles, subject to pre-emption by applicable federal law and regulations.

The parties hereby have duly entered into this Agreement as of the first date set forth above.

ATTEST: ___________________________________ Print Name: Title:	DNB FINANCIAL CORPORATION By:________________________________ Print Name: Title:
Witness: ___________________________________	GRANTEE (Signature) _____________________________ Print Name Address